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                                 EXHIBIT 99(a)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
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
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                                                      Quarter ended March 31,
                                                      ----------------------
(in millions)                                              1996         1995
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
     Income before income tax expense                  $    462     $    370
     Fixed charges                                          348          377
                                                        -------      -------
                                                       $    810     $    747
                                                        -------      -------
                                                        -------      -------
Fixed charges (1):
     Interest expense                                  $    330     $    360
     Estimated interest component of net
        rental expense                                       18           17
                                                        -------      -------
                                                       $    348     $    377
                                                        -------      -------
                                                        -------      -------

Ratio of earnings to fixed charges (2)                     2.33         1.98
                                                        -------      -------
                                                        -------      -------
EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
     Income before income tax expense                  $    462     $    370
     Fixed charges                                          107          135
                                                        -------      -------
                                                       $    569     $    505
                                                        -------      -------
                                                        -------      -------
Fixed charges:
     Interest expense                                  $    330     $    360
     Less interest on deposits                             (241)        (242)
     Estimated interest component of net
        rental expense                                       18           17
                                                        -------      -------
                                                       $    107     $    135
                                                        -------      -------
                                                        -------      -------
Ratio of earnings to fixed charges (2)                     5.32         3.74
                                                        -------      -------
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(1)  As defined in Item 503(d) of Regulation S-K.

(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.